As filed with the Securities and Exchange Commission on June 23, 2010.
Registration No.  333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

The First of Long Island Corporation
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation or organization)

11-2672906
(I.R.S. Employer Identification No.)

10 Glen Head Road
Glen Head, New York 11545
(516) 671-4900
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_________________________________________________

Michael N. Vittorio
President and Chief Executive Officer
The First of Long Island Corporation
10 Glen Head Road
Glen Head, NY 11545
(516) 671-4900
(Name, address, including zip code, and telephone number
including area code, of agent for service)
_________________________________________________

COPIES TO:
Thomas G. Lovett, IV
Lindquist & Vennum P.L.L.P.
4200 IDS Center
80 South 8th Street
Minneapolis, Minnesota 55402
Telephone:  (612) 371-3211
_________________________________________________

Approximate date of commencement of proposed sale to public:  From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐  Large accelerated filer   ☒  Accelerated filer   ☐ Non-accelerated filer  ☐  Smaller reporting company

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock	$60,000,000	$60,000,000	$4,278

(1)	Estimated in accordance with Rule 457(o) of the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 23, 2010

THE FIRST OF LONG ISLAND CORPORATION

COMMON STOCK

We may offer and sell from time to time shares of our common stock up to a total dollar amount of $60 million.  This prospectus provides you with a general description of the common stock and how we may sell it.   Each time we offer common stock pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts and price per share of the common stock being offered.  These supplements may also add, update or change information contained in this prospectus. To understand the terms of the common stock offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.

Our common stock is traded on the Capital Market Tier of The Nasdaq Stock Market under the Symbol “FLIC.”

This prospectus may be used to offer and sell common stock only if accompanied by the prospectus supplement and any applicable pricing supplement for this common stock.

You should read this prospectus and any supplements carefully before you invest.

_____________________

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors,” on page 6 of this prospectus, in any prospectus supplement and in the documents we file with the SEC that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
_____________________

The date of this prospectus is ____ __, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell the common stock described in this prospectus in one or more offerings, up to a total dollar amount of $60 million.  This prospectus, including the information incorporated by reference, provides you with a general description of our business and our common stock.  Each time we offer common stock under this registration statement, we will provide a prospectus supplement and, if necessary, a pricing supplement, that will contain specific information about the terms of the offer. The prospectus supplement and any pricing supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “the Corporation,” “we,” “us,” “our” or similar references mean The First of Long Island Corporation and its direct and indirect subsidiaries while references to the “Bank” mean The First National Bank of Long Island, our wholly-owned subsidiary through which we conduct all of our business, and its subsidiaries.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus, in a prospectus supplement, or in a more recent incorporated document.

This prospectus incorporates by reference the documents (or portions of documents) listed below that we have previously filed with the SEC.  All these documents were filed under SEC File No. 001-32694.

SEC Filings	Period or Filing Date (as Applicable)

Annual Report on Form 10-K, including information incorporated by reference into the Form 10-K from our Annual Report to Stockholders, filed with the SEC on March 16, 2010.	Year ended December 31, 2009

Quarterly Report on Form 10-Q, filed with the SEC on May 10, 2010	Quarter ended March 31, 2010

Current Reports on Form 8-K (other than those reports or portions of reports furnished under Item 2.02 or 7.01 of Form 8-K)	June 21, 2010, May 19, 2010, April 22, 2010

Portions of our proxy statement for the annual meeting of stockholders held on April 20, 2010 that have been incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2009
March 16, 2010

In addition, we also incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the effective date of our initial registration statement relating to the securities covered by this prospectus until the completion of the distribution of these securities. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements. The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus and any accompanying prospectus supplement.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this document or in any of the materials that we have incorporated into this document. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

THE FIRST OF LONG ISLAND CORPORATION

We are a one−bank holding company that was incorporated on February 7, 1984 for the purpose of providing financial services through our wholly−owned subsidiary, The First National Bank of Long Island.  At March 31, 2010, we had total assets of $1.65 billion, deposits of $1.30 billion and stockholders’ equity of $121.5 million.

The Bank was organized in 1927 as a national banking association under the laws of the United States of America and was known as The First National Bank of Glen Head until June 30, 1978.  The Bank has an Investment Management Division that provides investment management, pension trust, personal trust, estate, and custody services.  The Bank has a wholly−owned subsidiary FNY Service Corp. (“FNY Service”) that holds investment securities.  The Bank and FNY Service jointly own another subsidiary, The First of Long Island REIT, Inc. (the “REIT”), a real estate investment trust.

Our address is The First of Long Island Corporation, 10 Glen Head Road, Glen Head, NY 11545 and our telephone number is (516) 671-4900.

SUMMARY

This summary highlights information contained elsewhere in this prospectus or in the documents incorporated into this prospectus by reference. Because this is a summary, it may not contain all of the information that is important to you.  Therefore, you should also read the more detailed information set forth in this prospectus or applicable prospectus supplement, our consolidated financial statements, and the other information that is incorporated by reference in this prospectus, before making a decision to invest in our common stock.

General

We serve the financial needs of privately owned businesses, professionals, consumers, public bodies, and other organizations primarily in Nassau and Suffolk Counties, Long Island and Manhattan.

Our principal business consists of attracting business and consumer checking deposits, money market deposits, time deposits and savings deposits and investing those funds in commercial and residential mortgage loans, commercial loans, home equity loans, and investment securities. Our loan portfolio is primarily comprised of loans to borrowers in Nassau and Suffolk Counties and New York City, and our real estate loans are principally secured by properties located in these geographic areas. Our investment securities portfolio is primarily comprised of pass−through mortgage−backed securities and collateralized mortgage obligations issued by U.S. government agencies and municipal securities.

We provide a more detailed description of our lending, investing and deposit-gathering activities in our Form 10-K.

Services

In addition to loan and deposit products, we offer other services to our customers, including the following:

•	Account Reconciliation Services	•	Night Depository Services
•	ATM Banking	•	Payroll Services
•	Bank by Mail	•	Personal Money Orders
•	Bill Payment Using PC or Telephone Banking	•	Remote Deposit
•	Cash Management Services	•	Safe Deposit Boxes
•	Collection Services	•	Securities Transactions
•	Controlled Disbursement Accounts	•	Signature Guarantee Services
•	Counter Checks	•	Telephone Banking
•	Drive−Through Banking	•	Travelers Checks
•	Internet PC Banking	•	Trust and Investment Management Services
•	Lock Box Services	•	U.S. Savings Bonds
•	Merchant Credit Card Depository Services	•	Wire Transfers and Foreign Cables
•	Mutual Funds, Annuities, Life Insurance and Securities	•	Withholding Tax Depository Services

Locations

Our main office is located in Glen Head, Long Island.  Most of our other branches are located in Nassau and Suffolk counties, Long Island.  In addition, we have three branches in Manhattan.  The following listing describes our branch system by type and location:

•
Nineteen full service offices on Long Island (Babylon, Bayville, Bellmore, Cold Spring Harbor, East Meadow, Garden City, Glen Head, Greenvale, Huntington, Locust Valley, Merrick, Northport, Northport Village, Old Brookville, Rockville Centre, Roslyn Heights, Sea Cliff, Valley Stream, Woodbury)

•
Twelve commercial banking offices, with nine on Long Island and three in Manhattan (Bohemia, Deer Park, two in Farmingdale, Great Neck, Hauppauge, Hicksville, three in Manhattan, New Hyde Park, Port Jefferson Station)

•	Two Select Service Banking Centers on Long Island (Lake Success and Smithtown) that serve the needs of affluent consumers as well as businesses

Our newest office is a full service office in Bellmore, Long Island that opened June 2010. We continue to evaluate potential new branch sites both on Long Island and in New York City, and we currently expect to open full service offices in Point Lookout and Massapequa, Long Island in 2011.

RISK FACTORS

Before making an investment decision, you should carefully consider, in light of your particular investment objectives and financial circumstances, the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, the prospectus supplement or any applicable pricing supplement. In addition to those risk factors, there may be additional risks and uncertainties of which we are unaware or deem immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD−LOOKING STATEMENTS

We make forward-looking statements in this prospectus and the documents incorporated into it by reference. These forward-looking statements include: statements of goals, intentions, and expectations; estimates of risks and of future costs and benefits; assessments of probable loan losses; assessments of market risk; and statements of the ability to achieve financial and other goals. Forward-looking statements are typically identified by words such as “believe,” “expect,” “could,” “should,” “would,” “may,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions.

Forward-looking statements are subject to numerous assumptions, risks, and uncertainties that may change over time.  Forward-looking statements speak only as of the date they are made.  Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that we anticipated in our forward-looking statements and our future results could differ, possibly materially, from historical performance.

Our forward-looking statements are subject to the following principal risks and uncertainties:

•	changes in economic conditions, including an economic recession that could affect the value of real estate collateral securing mortgage loans and the ability of borrowers to repay their loans;

•	the timing and amount of revenues that we may recognize;

•	increased competition among depository and other financial institutions;

•	inflation and changes in the interest rate environment (including changes in the shape of the yield curve) that reduce our margins or fair value of our financial instruments;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	changes in consumer spending, borrowing and savings habits;

•
legislative and regulatory changes, including broad financial reform, the creation of new agencies focused on consumer protection, increases in FDIC assessments and increased regulatory oversight of our business;

•	monetary and fiscal policies of the federal government, including the impact of the current government effort to restructure the U.S. financial and regulatory system;

•	changes in tax policies, rates and regulations of federal, state and local tax authorities;

•	deposit flows;

•	the cost of funds;

•	demand for loan products and other financial services;

•	changes in the quality and composition of our loan and investment portfolios;

•	changes in management’s business strategies;

•	changes in accounting principles, policies or guidelines;

•	changes in real estate values;

•	technology risk; and

•	a variety of other matters that, by their nature, are subject to significant uncertainties.

We provide greater detail regarding some of these factors in our annual report on Form 10-K for the year ended December 31, 2009, including the “Risk Factors” section of that report, and in our other filings with the SEC.  You should not place undue reliance on these forward-looking statements, which reflect our expectations only as of the date of this prospectus or any accompanying prospectus supplement. We do not assume any obligation to revise forward-looking statements except as may be required by law.

THE OFFERING

Issuer	The First of Long Island Corporation

Common stock offered by us	Up to $60 million in common stock, $.10 par value

Use of proceeds	We intend to use the proceeds of the offering for general corporate purposes. See “Use of Proceeds.”

Market and trading symbol for the common stock	Our common stock is listed and traded on the Capital Market Tier of The Nasdaq Stock Market under the symbol “FLIC.”

Dividends and distributions
We have historically paid dividends on our common stock. The decision to pay dividends is at the discretion of our Board of Directors, and we may be prohibited from paying dividends in certain circumstances.

Risk Factors	Investing in our common stock involves risk. You should carefully consider the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement.

USE OF PROCEEDS

We intend to use all of the proceeds from the sale of our securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issuance.  Our general corporate purposes could include contributing capital to our Bank to maintain or increase regulatory capital levels or support growth in its lending and deposit-gathering activities; financing expansion of our branch system; and possibly acquiring other financial institutions, or branches thereof, or businesses engaged in activities that we believe complement our banking business.

The precise amounts and the timing of any sale of our securities will depend upon market conditions, our Bank’s funding requirements, the availability of other funds and other factors. Until we use the net proceeds from any sale of our securities for general corporate purposes, they will be temporarily invested. We may have the ability, on a recurrent basis, to engage in successive financings as the need arises to finance our corporate strategies, support our growth, or fund our Bank.

REGULATION AND SUPERVISION

 As a bank holding company controlling the Bank, we are subject to the Bank Holding Company Act of 1956, as amended (“BHCA”), and the rules and regulations of the Board of Governors of the Federal Reserve System (“Federal Reserve Board”) under the BHCA applicable to bank holding companies. We are required to file reports with, and otherwise comply with the rules and regulations of, the Federal Reserve Board and the SEC.

The Bank is a national bank organized under the laws of the United States of America. The lending, investment, and other business operations of the Bank are governed by federal laws and regulations and the Bank is prohibited from engaging in any operations not specifically authorized by these laws and regulations. The Bank is subject to extensive regulation by the Office of the Comptroller of the Currency (“OCC”) and to a lesser extent by the Federal Deposit Insurance Corporation (“FDIC”), as its deposit insurer, as well as by the Federal Reserve Board. The Bank’s deposit accounts are insured up to applicable limits by the FDIC under its Deposit Insurance Fund.

These regulatory authorities have extensive enforcement authority over the institutions that they regulate to prohibit or correct activities that violate a law, regulation or regulatory agreement or which are deemed to be unsafe or unsound banking practices. Enforcement actions may include the appointment of a conservator or receiver; the issuance of a cease and desist order; the termination of deposit insurance; the imposition of civil money penalties on the institution, its directors, officers, employees and institution-affiliated parties; the issuance of directives to increase capital; the issuance of formal and informal agreements; the removal of or restrictions on directors, officers, employees and institution-affiliated parties; and the enforcement of any such mechanisms through restraining orders or other court actions. Any change in laws and regulations, whether by the OCC, the FDIC, the Federal Reserve Board or through legislation, could have a material adverse impact on us, our operations and our stockholders.

Because we are a holding company, our rights and the rights of our creditors and the holders of the securities we are offering under this prospectus to participate in the assets of the Bank upon liquidation or reorganization will be subject to the prior claims of creditors of the Bank, except to the extent that we may ourselves be a creditor with recognized claims against the Bank.  In addition, dividends, loans and advances from the Bank to us are restricted by federal law.

For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, and specific information relevant to us and the Bank, you should refer to our Annual Report on Form 10-K for the year ended December 31, 2009, and any other subsequent reports filed by us with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the Deposit Insurance Fund that insures deposits of the Bank, rather than for the protection of security holders.

DESCRIPTION OF OUR COMMON STOCK

We are authorized to issue 20,000,000 shares of common stock, par value $0.10 per share. As of March 31, 2010, we had 7,251,734 shares of common stock outstanding.  As of March 31, 2010, there were also stock options and restricted stock units with respect to approximately 577,451 shares under our equity compensation plans, of which 519,106 were stock options and 58,345 were restricted stock units. Each share of common stock has the same relative rights as, and is identical in all respects to, each other share of common stock.

Dividends

The holders of our common stock are entitled to receive and share equally in dividends, if any, declared by the Board of Directors out of funds legally available therefor. Under the New York Business Corporation Law, we may pay dividends on our outstanding shares except when the Corporation is insolvent or would be made insolvent by the dividend.  In addition, we may pay dividends out of surplus only, so that our net assets remaining after any payments are at least equal to the amount of stated capital.

Voting Rights

The holders of our common stock are generally entitled to one vote per share, but have the right to cumulate their votes in the election of directors.  This means that for the election of directors, each share is entitled to as many votes as there are directors to be elected, and that these votes may be cumulated and voted for one nominee or divided equally among as many different nominees as the stockholder chooses.

Classified Board

Our Board of Directors is currently divided into two classes, with one class elected at each annual meeting of stockholders.  Each year, five directors are up for election for a two-year term.  Because we have cumulative voting, stockholders can cumulate their votes for one nominee or divide them among up to five nominees.

Liquidation

In the event of our liquidation, dissolution or winding up, the holders of our common stock would be entitled to receive, after payment or provision for payment of all our debts and liabilities, all of our assets available for distribution.  Our common stock is junior to our existing and any future indebtedness.

No Preemptive Rights

Holders of our common stock do not have preemptive rights with respect to any shares that may be issued.

Transfer Agent

The Transfer Agent for the common stock is Registrar and Transfer Company, Cranford, New Jersey.

Anti-Takeover Effects of Certain Provisions

Certain provisions of our certificate of incorporation, shareholder protection rights plan, New York Business Corporation Law and banking laws applicable to us may have the effect of delaying, deterring or discouraging another party from acquiring control of us.

Business Combinations

Our certificate of incorporation prohibits any merger or other business combination between us and any major stockholder unless:

•
The business combination was approved by our Board prior to the time the major stockholder that is involved in the business combination became a major stockholder and by at least 70% of our outstanding voting stock;

•
The major stockholder involved in the business combination sought and obtained the unanimous prior approval of our Board to become a major stockholder and the business combination is approved by a majority of our continuing directors and by at least 70% of our outstanding voting stock;

•	The business combination is approved by at least 70% of our continuing directors and by at least 70% of our outstanding voting stock; or

•
The business combination is approved by at least 70% of our outstanding voting stock and by at least 70% of our outstanding voting stock beneficially owned by stockholders other than any major stockholder.

We define “major stockholder” in our certificate of incorporation as a person (together with any affiliate, associate or any other person with whom this person is acting in concert) who beneficially owns, or has the right to acquire, at least 10% of our voting stock.  We define a “continuing director,” as a director who (i) was a director before the major stockholder became a major stockholder or (ii) was designated as a continuing director by existing continuing directors before that director is elected to the Board.

New York Law

We are subject to Section 912 of the New York Business Corporation Law, which regulates, subject to some exceptions, acquisitions of New York corporations.  In general, Section 912 prohibits us from engaging in a “business combination” with an “interested shareholder” for a period of five years following the date the person becomes an interested shareholder, unless:

•	our Board of Directors approved the business combination or the transaction in which the person became an interested shareholder prior to the date the person attained this status;

•
the holders of a majority of our outstanding voting stock not beneficially owned by the interested shareholder approved the business combination at a meeting called for that purpose no earlier than five years after the interested shareholder attained this status; or

•	the business combination meets certain valuation requirements.

Section 912 defines a “business combination” to include, among others:

•	any merger or consolidation involving us and the interested shareholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to the interested shareholder of 10% or more of our assets;

•	the issuance or transfer by us of 5% or more of our outstanding stock to the interested shareholder, subject to certain exceptions;

•	the adoption of any plan or proposal for our liquidation or dissolution pursuant to any agreement with the interested shareholder;

•	any transaction involving us that has the effect of increasing the proportionate share of our stock owned by the interested shareholder; and

•	the receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us except proportionately as a shareholder.

In general, Section 912 defines an “interested shareholder” as any shareholder who beneficially owns, directly or indirectly, 20% or more of the outstanding voting stock of a corporation, or who is an affiliate or associate of such corporation and at any time within the five-year period prior to the time of determination of interested shareholder status did own 20% or more of the then outstanding voting stock of the corporation.

Amendment of Certificate of Incorporation

Amendment of our certificate of incorporation generally requires the affirmative vote of 70% of our outstanding voting stock, but amendment of the provision with respect to business combinations discussed above requires (i) approval by at least 70% of our outstanding voting stock and (ii) approval by at least 70% of our outstanding voting stock beneficially owned by stockholders other than any major stockholder.

Designation Rights of Common Stock

Our Board has the right to allot shares of common stock, and pursuant to the laws of the State of New York, the Board has the power to fix or alter, from time to time, in respect to shares then unallotted, any or all of the following: the dividend rate, the redemption price, the liquidation price, the conversion rights and the sinking or purchase fund rights of shares of any class, or of any series of any class, or the number of shares constituting any series of any class.  Since our incorporation in 1984, we have issued only one class of common stock, and do not expect to allot any shares of common stock with rights different from those of our outstanding common stock.

Shareholder Protection Rights Plan

In 2006, we adopted a shareholder protection rights plan.  We distributed one right (the “Rights”) for each share of common stock outstanding.  In the absence of the triggering events described below, the Rights are attached to the common stock and are not exercisable.  Our Board set an exercise price of $150, which was adjusted to $75 following a stock split in 2007.

The Rights become exercisable following the earlier of (1) the tenth business day, or such later date as our Board may decide, after a person or group commences a tender offer that would result in that person or group holding a total of 20% or more of our common stock, or (2) ten business days after, or such earlier or later date as our Board may decide, the announcement by us that a person or group has acquired 20% or more of the outstanding common stock.

Upon becoming exercisable, each Right will entitle the holder to purchase that number of shares of common stock having a market value of twice the exercise price.  Also, if any person acquires 20% or more of the outstanding common stock, the Board can require that, in lieu of exercise, each outstanding Right be exchanged for one share of common stock.  The Rights plan also has a flip over provision that permits holders of rights other than the person or group acquiring 20% or more to acquire equity interests in any acquisition entity that might be used for a merger with us.

Our Board may redeem the Rights at a price of $.01 per Right at any time prior to our announcement that any person or group has acquired 20% or more of our common stock.  The Rights expire August 1, 2016 unless terminated earlier by our Board.

The Bank Holding Company Act Restrictions on Share Ownership

The Bank Holding Company Act generally would prohibit any company that is not engaged in financial activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of us. “Control” is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of our voting stock. The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as us, could constitute acquisition of control of the bank holding company.

Indemnification of Directors and Officers

The New York Business Corporation Law permits a corporation to indemnify its current and former directors and officers against expenses, judgments, fines and amounts paid in connection with a legal proceeding.  To be indemnified, the person must have acted in good faith and in a manner the person reasonably believed to be in, and not opposed to, the best interests of the corporation.  With respect to any criminal action or proceeding, the person must not have had reasonable cause to believe the conduct was unlawful.

Our certificate of incorporation and bylaws provide that, to the fullest extent permitted by the New York law, we will indemnify our directors and officers against all expenses actually and reasonably incurred by them as a result of their being threatened with or otherwise involved in any action, suit or proceeding (other than an action commenced on our own behalf) by virtue of the fact that they are or were one of our officers or directors. We also may purchase and maintain insurance to provide defense and indemnification coverage for any obligation we incur as a result of the indemnification of directors and officers, or to provide defense and indemnity coverage for directors and officers.

PLAN OF DISTRIBUTION

We may sell our common stock in any of three ways (or in any combination thereof):

•	through underwriters or dealers;

•	directly to purchasers; or

•	through agents.

Each time that we use this prospectus to sell our common stock, we will also provide a prospectus supplement that contains the specific terms of the offering.

The prospectus supplement will set forth the terms of the offering of the common stock, including:

•	the name or names of any underwriters, dealers or agents and the type and amounts of common stock underwritten or purchased by each of them; and

•	the public offering price of the common stock and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.  If we use underwriters in the sale of common stock, the shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

The common stock may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters.

Generally, the underwriters’ obligations to purchase the common stock will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the common stock if they purchase any.

We may sell common stock through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our common stock and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

In compliance with the requirements of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum commission, discount or agency fees or other items constituting underwriting compensation that we will pay to any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our common stock at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

LEGAL MATTERS

The validity of the shares of common stock we are offering hereby and selected other legal matters in connection with the offering will be passed upon for us by the law firm of Lindquist & Vennum P.L.L.P., Minneapolis, Minnesota.

EXPERTS

The consolidated balance sheets of The First of Long Island Corporation and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2009, included in our 2009 Annual Report on Form 10-K for the year ended December 31, 2009, and incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of Crowe Horwath LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements, and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You should call 1−800−SEC−0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov. This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at its offices at 100 F Street NE, Washington, DC 20549 or from the SEC’s Internet site.

You can obtain any of the documents incorporated by reference in this document from the SEC through their Internet site or directly from us.  Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at:

Treasurer
The First of Long Island Corporation
10 Glen Head Road
Glen Head, New York 11545
516-671-4900

In addition, we maintain a corporate website, www.fnbli.com. We make available, through our website, our annual reports on Form 10−K, quarterly reports on Form 10−Q, current reports on Form 8−K, proxy statements and any amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC.  No information on our website is incorporated by reference into this prospectus or into any prospectus supplement.  We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee		$4,278
NASDAQ fees		*
FINRA fees		*
Legal fees and expenses		*
Blue Sky fees and expenses		*
Accounting fees and expenses		*
Printing expenses		*
Miscellaneous expenses		*
Total	$

* These fees and expenses depend on the number of security issuances, the timing of these issuances, and the method of distribution and cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

The New York Business Corporation Law authorizes indemnification of directors and officers under certain circumstances.  The certificate of incorporation of the Corporation provides that no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under New York Business Corporation Law as the same exists or may hereafter be amended.  Any repeal or modification of this provision of the certificate of incorporation by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

The bylaws of the Corporation provide that any person who at any time (i) shall serve or shall have served as a director, officer, or employee of the Corporation or (ii) at the request of the Corporation, shall serve or shall have served any other corporation, association, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, trustee, officer, employee, or in any other capacity, and the heirs, executors and administrators of such person, shall be indemnified by the Corporation in accordance with and to the fullest extent permitted by New York law, including the Business Corporation Law of the State of New York, as the same exists or may hereafter be amended.  The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person may be entitled.

The bylaws further provide that the provisions of the Corporation’s bylaws regarding indemnification shall be deemed to be a contract between the Corporation and each director and officer of the Corporation who serves in any such capacity at any time while this provision or the relevant provisions of New York law, as the same exists or may hereafter be amended, may be in existence; and any amendment of any such law or of the bylaw provision regarding indemnification shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

The bylaws also provide that the Corporation shall have the power, to the fullest extent permitted by New York law, as the same exists or may hereafter be amended, to purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such capacity or arising out of his status as such whether or not the Corporation would have the power to indemnify him against any such liability under the provisions of the bylaws.

Item 16. Exhibits

(a)	Exhibits

1.1      Form of Underwriting Agreement*

4.1      Amended and Restated Shareholder Protection Rights Agreement dated as of August 1, 2006, between The First of Long Island Corporation and Registrar and Transfer Company, as Rights Agent, incorporated by reference to Exhibit 4.1 to Form 8-K dated July 18, 2006.

5.1      Opinion and Consent of Lindquist & Vennum P.L.L.P.

23.1    Consent of Crowe Horwath LLP, independent registered public accounting firm

23.2    Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1 above)

24.1    Power of Attorney (set forth on signature page of this Registration Statement)
________________________

*	To be filed by amendment with a prospectus supplement or incorporated by reference from a Current Report on Form 8-K.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That: (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Glen Head, Town of Oyster Bay, State of New York, on the 15th day of June, 2010.

The First of Long Island Corporation

By	/s/ Michael N. Vittorio
Michael N. Vittorio
President, Chief Executive Officer and Director
(principal executive officer)

By	/s/ Mark D. Curtis
Mark D. Curtis
Senior Vice President and Treasurer
(principal financial officer and
principal accounting officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.  Each of the directors and officers of The First of Long Island Corporation whose signature appears below hereby appoints Michael N. Vittorio and Mark D. Curtis and each of them severally, as his attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement on Form S-3, and any Registration Statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, making such changes in the Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as directors or officers to enable the First of Long Island Corporation  to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Signature	Title	Date

/s/ Walter C. Teagle III Walter C. Teagle III	Non-executive Chairman of the Board	June 15, 2010

/s/ Michael N. Vittorio Michael N. Vittorio	President, Chief Executive Officer and Director (principal executive officer)	June 15, 2010

Signature	Title	Date

/s/ Mark D. Curtis Mark D. Curtis	Senior Vice President and Treasurer (principal financial officer and principal accounting officer)	June 15, 2010

/s/ Allen E. Busching Allen E. Busching	Director	June 15, 2010

/s/ Paul T. Canarick Paul T. Canarick	Director	June 15, 2010

/s/ Alexander L. Cover Alexander L. Cover	Director	June 15, 2010

/s/ Howard Thomas Hogan, Jr. Howard Thomas Hogan, Jr.	Director	June 15, 2010

/s/ John T. Lane John T. Lane	Director	June 15, 2010

/s/ J. Douglas Maxwell, Jr. J. Douglas Maxwell, Jr.	Director	June 15, 2010

/s/ Stephen V. Murphy Stephen V. Murphy	Director	June 15, 2010

/s/ Milbrey Rennie Taylor Milbrey Rennie Taylor	Director	June 15, 2010